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                                                                   EXHIBIT 23(C)


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
             ---------------------------------------------------

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Huntington Bancshares Incorporated of our report dated February 15, 1995, which appears in such Prospectus, relating to the financial statements of Reliance Bank of Florida as of and for the years ended December 31, 1994 and 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                              /s/ KPMG PEAT MARWICK



March 6, 1995
Orlando, Florida